BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

American Corporate Enterprises, Inc.
123 West Nye Ln Ste 129
Carson City, NV 89706, USA

Work Order #: W2021021801877
February 18, 2021
Receipt Version: 3

Special Handling Instructions:

Submitter ID: 18

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Articles of Incorporation-For-Profit • 500,000,000@0.001 Common = $500,000.00 • 20,000,000@0.001 Preferred = $20,000.00 • # Of No Par Values Shares 0 • Authorized Value $520,000.00	Fees	20211245515	2/18/2021 10:03:00 AM	Approved	1	$0.00	$0.00
Articles of Incorporation-For-Profit • 500,000,000@0.001 Common = $500,000.00 • 20,000,000@0.001 Preferred = $20,000.00 • # Of No Par Values Shares 0 • Authorized Value	Stock Fee	20211245515	2/18/2021 10:03:00 AM	Approved	1	$375.00	$375.00

American Corporate Enterprises, Inc.
123 West Nye Ln Ste 129
Carson City, NV 89706, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

$520,000.00							
Initial List	Fees	20211245533	2/18/2021 10:03:00 AM	Approved	1	$150.00	$150.00
Initial List	Business License Fee	20211245533	2/18/2021 10:03:00 AM	Approved	1	$500.00	$500.00
Articles of Domestication	Fees	20211245567	2/18/2021 10:03:00 AM	Approved	1	$350.00	$350.00
Articles of Domestication	Expedite Fee	20211245567	2/18/2021 10:03:00 AM	Approved	1	$125.00	$125.00
Total							$1500.00

Payments

Type	Description	Payment Status	Amount
Submitter Account	18	Success	$1125.00
Credit Card	6136929859636962303056	Success	$375.00
Total			$1500.00

Credit Balance: $0.00

American Corporate Enterprises, Inc.
123 West Nye Ln Ste 129
Carson City, NV 89706, USA

Filed in the Office of *Barbara K. Cegavske* Secretary of State State Of Nevada	Business Number E12455162021-8 Filing Number 20211245567 Filed On 2/18/2021 10:03:00 AM Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Domestication

(PURSUANT TO NRS 92A.270)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the name and type of Domestic entity as set forth in its charter documents.
2. Entity name prior to domestication.
3. Enter original filing date and jursidication of un-domesticated entity.
4. Jurisdiction that constituted the principal place of business of the un-domesticated organization, see below.
5. SIGNATURE(S): Must be signed by Authorized Signer. Form will be returned if unsigned.
6. The filing must be submitted with the following:
   - The appropriate formation document for the type of domestic entity.
   - A certified copy of the charter document, or the equivalent, if any, of the undomesticated organization.
   - A certificate of good standing, or the equivalent, from the jurisdiction where the undomesticated organization was chartered immediately before filing the articles of domestication (within 90 days).
7. If the foreign undomesticated entity is on file a cancellation/dissolution will need to be submitted with the appropriate fees.
8. If the name of the domesticating entity is not available a notarized name consent will need to be submitted.

1. Domestic Entity Information:	Name of Domestic Entity as set forth in its Charter Documents: CAREPAY, INC. Type of Domestic Entity as set forth in its Charter Documents: CORPORATION
2. Prior Name:	Entity Name Before Filing Articles of Domestication: CAREPAY HOLDINGS, INC.
3. Original Filing Date and jurisdiction:	Original Jurisdiction of Formation: MONTANA Original File Date: AUGUST 13, 1981
4. Jurisdiction:	Jurisdiction that constituted the principal place of business or central administration of the undomesticated organization, or any other equivalent thereto pursuant to applicable law, immediately before filing the articles of domestication. TEXAS
5. Signature: (Required)	X *G. Venkat* — Signature 02/01/2021 — Date

This form must be accompanied by appropriate fees.

CERTIFICATE OF FACT

I, **CHRISTI JACOBSEN**, Secretary of State for the State of Montana, do hereby certify the following information for the Domestic Profit Corporation:

Carepay Holdings, Inc.

Date Incorporated: **August 13, 1981**

Term: **Perpetual**

Status: **Active-Good Standing**

Jurisdiction: **Montana**

Purpose: **MINING-GENERAL**

Registered Agent: **INCORP SERVICES INC**

Agent Physical Address: **302 N LAST CHANCE GULCH #409, HELENA, MT 59601, UNITED STATES**

Agent Mailing Address: **302 N LAST CHANCE GULCH #409, HELENA, MT 59601, UNITED STATES**

Principal Office Address: **SUITE 1300 11757 KATY FREEWAY, HOUSTON, TX 77079, UNITED STATES**

Directors / Officers

- **SONNY WOOLEY, 235 BODIES LANDING, POLLOCK, LA 71467, UNITED STATES**
- **TIMOTHY G. BYRD, 2121 GOLFVIEW DR, LA PLACE, LA 70068, UNITED STATES**

Incorporators

- **Not Entere**

History Details:

- **08/13/1981 Initial Filing**
- **04/21/1982 Annual Report 1982**
- **03/28/1983 Amendment**
- **10/22/1983 Mainframe Conversion**
- **03/19/1984 Amendment**
- **03/19/1984 Comment**
- **03/19/1984 Annual Report 1984**

- 03/19/1984 Annual Report 1984
- 03/19/1984 Amendment
- 02/19/1985 Annual Report 1985
- 11/15/1985 SOS Correction
- 09/02/1986 Intent To Dissolve Involuntarily
- 12/02/1986 Notice of Involuntary Dissolution
- 09/09/1987 Amendment
- 09/09/1987 Reinstatement
- 09/09/1987 Amendment
- 09/09/1987 Amendment
- 09/09/1987 Annual Report 1987
- 09/09/1987 Annual Report 1987
- 09/09/1987 Amendment
- 09/11/1987 SOS Correction
- 04/13/1988 Annual Report 1988
- 02/15/1989 Annual Report 1989
- 04/16/1990 Annual Report 1990
- 04/02/1991 Annual Report 1991
- 03/19/1992 Annual Report 1992
- 04/12/1993 Annual Report 1993
- 04/12/1993 Amendment
- 04/14/1994 Annual Report 1994
- 04/27/1995 Annual Report 1995
- 04/18/1996 Annual Report 1996
- 03/05/1997 Annual Report 1997
- 10/27/1997 Amendment
- 10/27/1997 Amendment
- 10/27/1997 Amendment
- 10/27/1997 Amendment
- 02/09/1998 Annual Report 1998
- 06/01/1998 Amendment
- 10/29/1998 Amendment
- 12/08/1998 Amendment
- 05/14/1999 Annual Report 1999
- 05/14/1999 Annual Report 1999
- 06/22/1999 Amendment
- 09/01/2000 Intent To Dissolve Involuntarily
- 02/12/2001 SOS Correction
- 02/12/2001 SOS Correction
- 02/12/2001 SOS Correction
- 02/12/2001 SOS Correction
- 02/26/2001 SOS Correction

- 02/26/2001 SOS Correction
- 02/26/2001 SOS Correction
- 02/26/2001 SOS Correction
- 02/26/2001 SOS Correction
- 02/26/2001 Annual Report 2001
- 02/26/2001 Annual Report 2001
- 10/12/2001 Amendment
- 09/03/2002 Intent To Dissolve Involuntarily
- 12/02/2002 Notice of Involuntary Dissolution
- 09/02/2003 Amendment
- 09/02/2003 Amendment
- 09/02/2003 SOS Correction
- 07/16/2004 Annual Report 2004
- 07/16/2004 Annual Report 2004
- 07/16/2004 Annual Report 2004
- 07/16/2004 Reinstatement
- 07/16/2004 Annual Report 2004
- 07/16/2004 Annual Report 2004
- 09/01/2005 Intent To Dissolve Involuntarily
- 12/01/2005 Notice of Involuntary Dissolution
- 08/03/2006 SOS Correction
- 12/08/2006 Reinstatement
- 12/08/2006 Annual Report 2006
- 12/08/2006 Annual Report 2006
- 07/05/2007 Annual Report 2007
- 01/18/2008 Annual Report 2008
- 02/08/2008 Amendment
- 02/08/2008 Amendment
- 06/04/2009 SOS Correction
- 06/04/2009 SOS Correction
- 06/04/2009 SOS Correction
- 06/04/2009 SOS Correction
- 06/04/2009 SOS Correction
- 06/04/2009 Comment
- 09/01/2009 Intent To Dissolve Involuntarily
- 12/01/2009 Notice of Involuntary Dissolution
- 05/12/2010 Annual Report 2010
- 05/12/2010 Annual Report 2010
- 05/12/2010 Reinstatement
- 07/16/2010 Amendment
- 07/16/2010 Amendment

- 01/03/2011 Amendment
- 01/03/2011 Amendment
- 04/11/2011 Annual Report 2011
- 12/09/2011 Amendment
- 12/09/2011 Amendment
- 12/09/2011 Comment
- 02/06/2012 Annual Report 2012
- 01/31/2013 Annual Report 2013
- 04/09/2014 Annual Report 2014
- 09/01/2015 Intent To Dissolve Involuntarily
- 12/01/2015 Notice of Involuntary Dissolution
- 06/08/2018 (RA) Statement of Change of Commercial Registered Agent
- 05/09/2019 (RA) Statement of Change of Commercial Registered Agent
- 08/20/2020 Reinstatement of Limited Partnership
- 08/20/2020 SOS Correction
- 08/20/2020 Annual Report 2020
- 08/20/2020 Annual Report 2020
- 08/20/2020 Annual Report 2020
- 08/20/2020 Annual Report 2020
- 08/20/2020 Annual Report 2020
- 08/20/2020 Annual Report 2020
- 08/21/2020 SOS Correction
- 08/21/2020 SOS Correction

THE GREAT SEAL OF THE STATE OF MONTANA
ORO Y PLATA

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this 17th day of February, 2021

Christi Jacobsen

Christi Jacobsen
Montana Secretary of State

Certificate Number: 8288734

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

CAREPAY, INC.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number E12455162021-8
	Filing Number 20211245533
	Filed On 2/18/2021 10:03:00 AM
	Number of Pages 2

Please indicate the entity type (check only one):

[X] Corporation

[ ] This corporation is publicly traded, the Central Index Key number is:

[ ] Nonprofit Corporation (see nonprofit sections below)

[ ] Limited-Liability Company

[ ] Limited Partnership

[ ] Limited-Liability Partnership

[ ] Limited-Liability Limited Partnership (If formed at the same time as the Limited Partnership)

[ ] Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

[ ] 001 - Governmental Entity

[ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

[ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association of Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

[ ] Unit-owners' Association

[ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box

Does the Organization intend to solicit charitable or tax deductible contributions?

[ ] No – no additional form is required

[ ] Yes – the "Charitable Solicitation Registration Statement" is required.

[ ] The Organization claims exemption pursuant to NRS 82A.210 - the "Exemption From Charitable Solicitation Registration Statement" is required

**** Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: Title: CHIEF EXECUTIVE OFFIC

Name	Address	City	State	Zip/Postal Code	Country
VENKATESWARLU GARIKAPATI	5005 W Royal Ln Suite 183H	Irving	TX	75063	USA

CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF: Title: SECRETARY

Name	Address	City	State	Zip/Postal Code	Country
VENKATESWARLU GARIKAPATI	5005 W Royal Ln Suite 183H	Irving	TX	75063	USA

CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF: Title: TREASURER

Name	Address	City	State	Zip/Postal Code	Country
VENKATESWARLU GARIKAPATI	5005 W Royal Ln Suite 183H	Irving	TX	75063	USA

CORPORATION, INDICATE THE DIRECTOR:

Name	Address	City	State	Zip/Postal Code	Country
HIMA ARIMANDA	5005 W Royal Ln Suite 183H	Irving	TX	75063	USA

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Signature	Title	Date
X Venkateswarlu Garikapati	Chief Executive Officer	02/15/2021

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED.*

Filed in the Office of	Business Number E12455162021-8
Barbara K. Cegavske	Filing Number 20211245515
Secretary of State State Of Nevada	Filed On 2/18/2021 10:03:00 AM
	Number of Pages 12

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

[X] NRS 78 - Articles of Incorporation Domestic Corporation [ ] NRS 80 - Foreign Corporation [ ] NRS 89 - Articles of Incorporation Professional Corporation

[ ] 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

CAREPAY, INC.

2. Registered Agent for Service of Process: (Check only one box)

[X] Commercial Registered Agent:(name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title and address below)

American Corporate Enterprises, Inc.
Name of Registered Agent OR Title of Office or Position with Entity

123 W. Nye Lane, Suite 129	Carson City	Nevada 89706
Street Address	City	Zip Code
		Nevada
Mailing Address (if different from street address)	City	Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Tracey Padilla, Pres 2/16/2021
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors [ ] Yes OR [ ] No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) VENKATESWARLU GARIKAPATI		USA	
Name		Country	
6300 W LOOP S, STE 300	BELLAIRE	TX	77401
Street Address	City	State	Zip/Postal Code
2) HIMA ARIMANDA		USA	
Name		Country	
6300 W LOOP S, STE 300	BELLAIRE	TX	77401
Street Address	City	State	Zip/Postal Code
3)			
Name		Country	
Street Address	City	State	Zip/Postal Code

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. [ ]

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: 520,000,000 Par value: $0.0010000000 Number of Common shares with Par value: 500,000,000 Par value: $0.0010000000 Number of Preferred shares with Par value: 20,000,000 Par value: $0.0010000000 Number of shares with no par value: If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.**	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Venkateswarlu Garikapati (Name) — USA (Country) 5005 W Royal Ln Suite 183H (Address) — Irving (City) — TX (State) — 75063 (Zip/Postal Code) X Venkateswarlu Garikapati — (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Full Articles of Incorporation attached.

ARTICLES OF INCORPORATION
OF
CAREPAY, INC.

ARTICLE I
Name

The name of the Corporation is Carepay, Inc. (herein the "Corporation").

ARTICLE II
Registered Office and Agent

The address of the Corporation's registered office in the State of Nevada is 123 West Nye Lane, Suite 129, Carson City, Nevada 89706. The name of the Corporation's registered agent at such address is American Corporate Enterprises, Inc.

ARTICLE III
Powers

The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada. The Corporation shall have all the powers of a corporation organized under the Nevada Revised Statutes.

ARTICLE IV
Term

The Corporation is to have perpetual existence.

ARTICLE V
Capital Stock

A. **Number and Designation**. The stock of the Corporation shall consist of common stock in the amount of five hundred million (500,000,000) shares of the par value of $0.001 each ("Common Stock") and preferred stock in the amount of twenty million (20,000,000) shares of the par value of $0.001 each ("Preferred Stock"). Shares of Common Stock or Preferred Stock may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders.

A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

B. **Common Stock.** Except as provided in these Articles or the designation of any series or class of capital stock, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder on each matter submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation.

C. **Designated Preferred Stock.** The following series of Preferred Stock are hereby designated:

Series A $12.50 Preferred Stock

a. The number of authorized shares of the Series A $12.50 Preferred Stock is 2,159,913 shares, par value $0.001 per share.

b. Dividends of the Series A $12.50 Preferred Stock shall be noncumulative. However, the holders of such series, in preference to the holders of any common stock, shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and

determined as herein authorized for the shares of such series, but no more, payable quarterly on the last days of March, June, September, and December in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date. In no event shall the holders of the Series A $12.50 Preferred Stock receive dividends of more than one percent (1%) in any fiscal year. Each share of Series A $12.50 Preferred Stock shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rates for such series.

c. Any holder of the Series A $12.50 Preferred Stock may, subject to the terms of this paragraph, convert any or all of such shares held by such stockholder into fully paid and nonassessable shares of common stock of the Corporation at any time at the rate set forth in this paragraph. Said shares shall be convertible at a rate equal to three (3) shares of common stock of the Corporation for each one (1) share of Series A $12.50 Preferred Stock. The Series A $12.50 Preferred Stock shall be convertible in whole or in part, at any time after the common stock of the Corporation shall maintain an average bid price per share of at least $12.50 for ten (10) consecutive trading days. For purposes of this paragraph the conversion date shall be the date the notice of conversion is actually received by the Corporation. Any such conversion may be effected by holders of the Series A $12.50 Preferred Stock by giving written notice of election to convert shares of said stock, the number of shares and the certificate numbers, and presenting said shares to the Corporation, accompanied by the deposit and surrender of the certificates of such stock duly endorsed in blank for transfer. If at any time, or from time to time, the Corporation shall change, as a whole, any class of stock into which the Series A $12.50 Preferred Stock is then convertible, into the same or a different number of shares, with or without par value, of the same or of any other class or classes (hereinafter in this paragraph called the "new stock") any holder of such Series A $12.50 Preferred Stock, upon conversion thereof, shall be entitled to receive, in lieu of the stock which (on conversion immediately prior to such change) such stockholder would have become entitled to receive, but for such change, a number of shares of new stock equivalent to the number that would have been issued for such shares of stock as such stockholder would have been entitled to receive on conversion immediately prior to such change. The basic conversion value then in force shall thereupon remain unchanged or shall be proportionately increased or decreased, as the case may be, in the ratio which the number of shares of stock so changed shall bear to the number of shares of the new stock.

d. The shares of Series A $12.50 Preferred Stock shall not have any voting rights.

e. The Series A $12.50 Preferred stock shall not be redeemable by the Corporation.

f. The preferential amount payable with respect to shares of the Series A $12.50 Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

Series A $8.00 Preferred Stock

a. The number of authorized shares of the Series A $8.00 Preferred Stock is 1,079,957 shares, par value $0.001 per share.

b. Dividends of the Series A $8.00 Preferred Stock shall be noncumulative. However, the holders of such series, in preference to the holders of any common stock, shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the last days of March, June, September, and December in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date. In no event shall the holders of the Series A $8.00 Preferred Stock receive dividends of more than one percent (1%) in any fiscal year. Each share of Series A $8.00 Preferred Stock shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rates for such series.

c. Any holder of the Series A $8.00 Preferred Stock may, subject to the terms of this paragraph, convert any or all of such shares held by such stockholder into fully paid and nonassessable shares of common stock of the Corporation at any time at the rate set forth in this paragraph. Said shares shall be convertible at a rate equal to three (3) shares of common stock of the Corporation for each one (1) share of Series A $8.00 Preferred Stock. The Series A $8.00 Preferred Stock shall be convertible in whole or in part, at any time after the common stock of the Corporation shall maintain an average bid price per share of at least $8.00 for ten (10) consecutive trading days. For purposes of this paragraph the conversion date shall be the date the notice of conversion is actually received by the Corporation. Any such conversion may be effected by holders of the Series A $8.00 Preferred Stock by giving written notice of election to convert shares of said stock, the number of shares and the certificate numbers, and presenting said shares to the Corporation, accompanied by the deposit and surrender of the certificates of such stock duly endorsed in blank for transfer. If at any time, or from time to time, the Corporation shall change, as a whole, any class of stock into which the Series A $8.00 Preferred Stock is then convertible, into the same or a different number of shares, with or without par value, of the same or of any other class or classes (hereinafter in this paragraph called the "new stock") any holder of such Series A $8.00 Preferred Stock, upon conversion thereof, shall be entitled to receive, in lieu of the stock which (on conversion immediately prior to such change) such stockholder would have become entitled to receive, but for such change, a number of shares of new stock equivalent to the number that would have been issued for such shares of stock as such stockholder would have been entitled to receive on conversion immediately prior to such change. The basic conversion value then in force shall thereupon remain unchanged or shall be proportionately increased or

decreased, as the case may be, in the ratio which the number of shares of stock so changed shall bear to the number of shares of the new stock.

d. The shares of Series A $8.00 Preferred Stock shall not have any voting rights.

e. The Series A $8.00 Preferred stock shall not be redeemable by the Corporation.

f. The preferential amount payable with respect to shares of the Series A $8.00 Preferred Stock in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

__Class B Preferred Stock Series 1__

a. The number of authorized shares of Class B Preferred Stock Series 1 is 666,680 shares.

b. Beginning on the date that is six (6) months from the date of issuance of the Class B Preferred Stock Series 1, any holder of Class B Preferred Stock Series 1 may convert up to 25% of such stockholder's initial holdings (i.e. before taking into account any prior conversions, but taking into account any sales or transfers) of Class B Preferred Stock Series 1 into fully paid and nonassessable shares of common stock of the Corporation at the rate of one hundred (100) shares of common stock per share of Class B Preferred Stock Series 1. Every month thereafter, any holder of Class B Preferred Stock Series 1 may convert up to 12.5% of such stockholder's initial holdings of Class B Preferred Stock Series 1 (i.e. before taking into account any prior conversions, but taking into account any sales or transfers) into fully paid and nonassessable shares of common stock of the Corporation at the rate of one hundred (100) shares of common stock per share of Class B Preferred Stock Series 1.

c. Conversion of Class B Preferred Stock Series 1 may be effected by giving to the Secretary of the Corporation written notice of conversion, accompanied by the surrender of the certificate(s) of the stock to be converted, duly endorsed, along with any other information or documents reasonably requested by the Secretary to effect the conversion.

d. The shares of Class B Preferred Stock Series 1 shall not have any voting rights.

e. The preferential amount payable with respect to shares of Class B Preferred Stock Series 1 in the event of voluntary or involuntary liquidation, dissolution, or winding up shall be an amount equal to $15.00 per share.

Class B Preferred Stock Series 2

a. The number of authorized shares of the Class B Preferred Stock Series 2 is 666,660 shares, par value $0.001 per share.

b. Dividends of the Class B Preferred Stock Series 2 are non-cumulative. The holders of such series, however, in preference to the holders of any common stock, are entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the last days of March, June, September, and December in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date.

In no event shall the holders of the Class B Preferred Stock Series 2 receive dividends of more than one percent (1%) in any fiscal year. Each share of Class B Preferred Stock Series 2 shall rank on a parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rates for such series.

c. Any holder of the Class B Preferred Stock Series 2 may, subject to the terms of this paragraph, convert any or all of such shares held by such stockholder into fully paid and nonassessable shares of common stock of the Corporation at any time at the rate set forth in this paragraph. Said shares are convertible at a rate equal to two (2) shares of common stock of the Corporation for each one (1) share of Class B Preferred Stock Series 2 shall be convertible in whole or in part, at any time after the common stock of the Corporation shall maintain an average bid price per share of at least $3.00 for ten (10) consecutive trading days. For purposes of this paragraph the conversion date shall be the date the notice of conversion is actually received by the Corporation. Any such conversion may be effected by holders of the Class B Preferred Stock Series 2 by giving written notice of election to convert shares of said stock, the number of shares and the certificate numbers, and presenting said shares to the Corporation, accompanied by the deposit and surrender of the certificates of such stock duly endorsed in blank for transfer. If at any time, or from time to time, the Corporation shall change, as a whole, any class of stock into which the Class B Preferred Stock Series 2 is then convertible, into the same or a different number of shares, with or without par value, of the same or of any other class or classes (hereinafter in this paragraph called the "new stock") any holder of such Class B Preferred Stock Series 2, upon conversion thereof, shall be entitled to receive, in lieu of the stock which (on conversion immediately prior to such change) such stockholder would have become entitled to receive, but for such change, a number of shares of new stock equivalent to the number that would have been issued for such shares of stock as such stockholder would have been entitled to receive on conversion immediately prior to such change. The basic conversion value then in force shall

thereupon remain unchanged or shall be proportionately increased or decreased, as the case may be, in the ratio which the number of shares of stock so changed shall bear to the number of shares of the new stock.

d. The shares of Class B Preferred Stock Series 2 shall not have any voting rights.

e. The Class B Preferred Stock Series 2 shall not be redeemable by the Corporation.

f. The preferential amount payable with respect to shares of the Class B Preferred Stock Series 2 in the event of voluntary or involuntary liquidation, dissolution, or winding-up, shall be an amount equal to $5.00 per share, plus the amount of any dividends declared and unpaid thereon.

Class B Preferred Stock Series 3

a. The number of authorized shares of Class B Preferred Stock Series 3 is 15,357 shares. The issue price for Class B Preferred Stock Series 3 shall be $35.00.

b. The holders of Class B Preferred Stock Series 3 shall be entitled to receive a quarterly dividend equal to 2.5% of the issue price of each share. The dividends shall be paid quarterly, when as and if declared payable by the Corporation's Board of Directors from funds legally available for the payment thereof. If in any quarter the Corporation does not pay any accrued dividends, such dividends shall cumulate. Interest shall not be paid on cumulated dividends. Each share of Class B Preferred Stock Series 3 shall rank on the same parity with each other share of preferred stock, irrespective of series, with respect to dividends at the respective fixed or maximum rate for such series.

c. Any holder of Class B Preferred Stock Series 3 may convert, at any time, any or all shares held into common stock of the Corporation. Each Class B Preferred Stock Series 3 share held may be converted into one hundred (100) fully paid and nonassessable shares of common stock of the Corporation at the conversion rate of $0.35 per common stock.

d. Conversion of Class B Preferred Stock Series 3 may be effected by giving to the Secretary of the Corporation written notice of conversion, accompanied by the appropriate conversion payment and surrender of the certificate(s) of the stock to be converted, duly endorsed, along with any other information or documents reasonably requested by the Secretary to effect the conversion.

e. The shares of Class B Preferred Stock Series 3 shall not have any voting rights.

f. The preferential amount payable with respect to shares of Class B Preferred Stock Series 3 in the event of voluntary or involuntary liquidation, dissolution, or winding up shall be an amount equal to $35.00 per share.

D. **Designated Preferred Stock**. Shares of Preferred Stock not at the time designated as shares of a particular series pursuant to Article V(C) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series. The Board of Directors may determine, in whole or in part, the voting powers, designations, preferences, limitations, restrictions and relative rights of any such series before the issuance of any shares of that series. The Board of Directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation.

ARTICLE VI
Preemptive Rights

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock that may be issued pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

ARTICLE VII
Directors

The initial directors of the Corporation are:

Venkateswarlu Garikapati
6300 West Loop South, Suite 300
Bellaire, Texas 77401

Hima Arimanda
6300 West Loop South, Suite 300
Bellaire, Texas 77401

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not fewer than one (1) and nor more than fifteen (15) directors, the exact number to be determined and increased or decreased from time to time by resolution adopted by the Board of Directors, providing that the number of directors shall not be reduced to less than one (1).

ARTICLE VIII
Indemnification

Any person who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article VIII. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

ARTICLE IX
Limitations on Directors' Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. If the Nevada Revised Statutes are amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X
Statutory Elections

A. Election Not To Be Governed by NRS 78.378 To 78.3793 Inclusive. The Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive, relating to acquisition of a controlling interest in the Corporation.

B. Election Not To Be Governed by NRS 78.411 To 78.444 Inclusive. The Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.411 to 78.444, inclusive, relating to combinations with interested stockholders.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name and address of incorporator:

Venkateswarlu Garikapati
6300 West Loop South, Suite 300
Bellaire, Texas 77401

G. Venkat

/s/ Venkateswarlu Garikapati
Incorporator

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **CAREPAY, INC.** did, on 02/18/2021, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/18/2021.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202102181441394
You may verify this certificate online at http://www.nvsos.gov

SECRETARY OF STATE

NEVADA STATE BUSINESS LICENSE

CAREPAY, INC.

Nevada Business Identification # NV20212020469
Expiration Date: 02/28/2022

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/18/2021.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202102181441407
You may verify this certificate online at http://www.nvsos.gov